Exhibit 99.1

                HILAND PARTNERS, LP REPORTS FIRST QUARTER RESULTS

    ENID, Okla., May 11 /PRNewswire-FirstCall/ -- Hiland Partners, LP (Nasdaq:
HLND) (the "Partnership") today reported quarterly net income for the three months ended March 31, 2006 of $3.6 million compared to net income of $1.6 million for the three months ended March 31, 2005, an increase of 117%. Net income per limited partner unit for the first quarter of 2006 increased to $0.37 per unit from income of $0.16 per unit in the corresponding quarter in 2005, an increase of 131%. Adjusted EBITDA (adjusted EBITDA is defined as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense, as adjusted for non-cash realized (gain) loss on derivative transactions and non-cash unit based compensation expense) for the three months ended March 31, 2006 was $8.4 million compared to $3.7 million for the three months ended March 31, 2005, an increase of 129%. Total segment margin for the three months ended March 31, 2006 was $11.9 million compared to $5.6 million for the three months ended March 31, 2005, an increase of 113%. The increases are primarily attributable to higher average realized natural gas and NGL sales prices and the inclusion of the results of operations from the assets contributed to us by Hiland Partners, LLC (the Worland gathering system and compression assets) as part of our initial public offering on February 15, 2005 and the acquisition of Hiland Partners, LLC (the Bakken gathering system) effective September 1, 2005.

    Our financial results for the quarter ended March 31, 2006 include the acquisition of the membership interests of Hiland Partners, LLC (the Bakken gathering system) effective on September 1, 2005. The results of operations for the quarter ended March 31, 2005 include the financial results of Continental Gas, Inc. (our predecessor) through February 14, 2005 and the results of operations of Hiland Partners, LP for the period from February 15, 2005, the date Hiland Partners, LP commenced operations. As a result, our results of operations are not comparable on a period-to-period basis.

    "We are pleased with our first quarter results and the continued growth of the Bakken gathering asset that allows us to continue our distribution growth," said Randy Moeder, President and Chief Executive Officer of Hiland Partners, LP. "As we look forward this year, we expect to see that growth continues with the acquisition of the Kinta area gathering assets from Enogex and with the implementation of the other organic growth projects previously announced for 2006."

    On April 26, 2006, the Partnership announced an increase in its cash distribution for the first quarter of 2006. The declared quarterly distributions on the Partnership's common and subordinated units increased from $0.625 per unit (an annualized rate of $2.50 per unit) for the fourth quarter of 2005, to $0.65 per unit (an annualized rate of $2.60 per unit) for the first quarter of 2006. This distribution will be payable on May 15, 2006 to unitholders of record on May 5, 2006.

    Conference Call Information

    The Partnership has scheduled a conference call for 10:00am Central Time, Friday, May 12, 2006, to discuss the 2006 first quarter results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet at http://www.hilandpartners.com , on the "investor relations" section of the Partnership's website.

    Use of Non-GAAP Financial Measures

    This press release and the accompanying schedules include the non- generally accepted accounting principles ("non-GAAP") financial measures of EBITDA, adjusted EBITDA and total segment margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

    About Hiland Partners, LP

    Hiland Partners, LP is a publicly traded midstream energy partnership engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, and fractionating, or separating, natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership's operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP's midstream assets consist of thirteen natural gas gathering systems with approximately 1,700 miles of gathering pipelines, five natural gas processing plants, three natural gas treating facilities and three NGL fractionation facilities. The Partnership's compression assets consist of two air compression facilities and a water injection plant.

    This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

                              - tables to follow -

     Other Financial and Operating Data
     Results of Operations

     Set forth in the table below is financial and operating data for Continental Gas, Inc. (predecessor) and Hiland Partners, LP for the periods indicated.

                                                   Three Months Ended March 31,
                                 -----------------------------------------------------------------
                                                                       2005
                                                 -------------------------------------------------
                                                    Hiland          Continental
                                                   Partners,         Gas, Inc.
                                     2006            LP (A)      (Predecessor) (B)     Total (C)
                                 ------------    ------------    -----------------    ------------
                                                     (Unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues               $     52,204    $     13,362    $          11,813    $     25,175
Midstream purchases                    41,535          10,456                9,747          20,203
                                 ------------    ------------    -----------------    ------------
Midstream segment margin               10,669           2,906                2,066           4,972
Compression revenues (D)                1,205             603                  ---             603
                                 ------------    ------------    -----------------    ------------
Total segment margin (E)         $     11,874    $      3,509    $           2,066    $      5,575
                                 ============    ============    =================    ============
Summary of Operations Data:
Midstream revenues               $     52,204    $     13,362    $          11,813    $     25,175
Compression revenues                    1,205             603                  ---             603
                                 ------------    ------------    -----------------    ------------
Total revenues                         53,409          13,965               11,813          25,778

Midstream purchases
 (exclusive of items shown
 separately below)                     41,535          10,456                9,747          20,203
Operations and maintenance              2,574             797                  780           1,577
Depreciation, amortization
 and accretion                          4,137           1,165                  512           1,677
General and administrative              1,030             187                  166             353
                                 ------------    ------------    -----------------    ------------
Total operating costs
 and expenses                          49,276          12,605               11,205          23,810
                                 ------------    ------------    -----------------    ------------
Operating income                        4,133           1,360                  608           1,968
Other income (expense)                   (583)           (217)                (115)           (332)
                                 ------------    ------------    -----------------    ------------
Net income                              3,550           1,143                  493           1,636

Add:
Depreciation, amortization
 and accretion                          4,137           1,165                  512           1,677
Amortization of deferred
 loan costs                               123             192                   13             205
Interest expense                          535              26                  108             134
                                 ------------    ------------    -----------------    ------------
EBITDA (F)                              8,345           2,526                1,126           3,652
Add:
Non-cash realized gain on
 derivative transactions                  (82)            ---                  ---             ---
Non-cash unit based
 compensation expense                     107             ---                  ---             ---
                                 ------------    ------------    -----------------    ------------
Adjusted EBITDA (F)              $      8,370    $      2,526    $           1,126    $      3,652
                                 ============    ============    =================    ============
Maintenance capital
 expenditures                    $        692    $         44    $             237    $        281
Expansion capital
 expenditures                          10,486             ---                  ---             ---
                                 ------------    ------------    -----------------    ------------
Total capital expenditures       $     11,178    $         44    $             237    $        281
                                 ============    ============    =================    ============
Operating Data:
Natural gas sales
 (MMBTU/d)                             59,627          41,794               37,052          39,423

NGL sales (Bbls/d)                      3,245           1,428                1,206           1,317

                                                       March 31,    December 31,
                                                         2006           2005
                                                     ------------   ------------
Balance Sheet Data (at period end):
Property and equipment, at cost, net                 $    128,868   $    120,715
Total assets                                         $    197,893   $    193,969
Long-term debt, net of current maturities            $     41,784   $     33,784
Net equity                                           $    137,705   $    138,589

     (A) Amounts presented in the Hiland Partners, LP column include only the activity for the period beginning on February 15, 2005. These amounts include the operations of the Worland gathering system and compression assets acquired from Hiland Partners, LLC at the completion of our initial public offering.

     (B) Amounts presented in the Predecessor column include only the activity of Continental Gas, Inc. for the period prior to the formation of Hiland Partners, LP on February 15, 2005.

     (C) Total income and expense items included in the Consolidated Statements of Operations and our predecessor will be included in our first quarter 2006 10-Q.

     (D) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

     (E) Reconciliation of total segment margin to operating income:

                                                   Three Months Ended March 31,
                                 -----------------------------------------------------------------
                                                                       2005
                                                 -------------------------------------------------
                                                    Hiland          Continental
                                                   Partners,         Gas, Inc.
                                     2006            LP (E)      (Predecessor) (A)     Total (F)
                                 ------------    ------------    -----------------    ------------
                                                          (in thousands)
Reconciliation of
 Total Segment Margin to
 Operating Income (Loss)
Operating income                 $      4,133    $      1,360    $             608    $      1,968
Add:
Operations and maintenance
 expenses                               2,574             797                  780           1,577
Depreciation, amortization
 and accretion                          4,137           1,165                  512           1,677
General and administrative
 expenses                               1,030             187                  166             353
                                 ------------    ------------    -----------------    ------------
Total segment margin             $     11,874    $      3,509    $           2,066    $      5,575
                                 ============    ============    =================    ============

    We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

     (F) We define EBITDA, a non-GAAP financial measure, as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. We define adjusted EBITDA, a non-GAAP financial measure, as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense, as adjusted for non-cash realized (gain) loss on derivative transactions and non-cash unit based compensation expense. EBITDA and adjusted EBITDA are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA and adjusted EBITDA should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our EBITDA and adjusted EBITDA may not be comparable to EBITDA and adjusted EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA and adjusted EBITDA in the same manner as we do.

SOURCE  Hiland Partners, LP
    -0-                             05/11/2006
    /CONTACT: Ken Maples, Vice President and CFO of Hiland Partners, LP, +1-580-242-6040/
    /Web site:  http://www.hilandpartners.com /